Exhibit No. 10.17
Form 10-KSB
Buyers United, Inc.
File No. 0-26917

                                PROMISSORY NOTE

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT FOR THE HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PERMIT, AS APPLICABLE, UNDER THE SECURITIES ACT OR APPLICABLE BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE OR AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IS PROVIDED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.


Amount Advanced: $________________________             Dated: ____________


          FOR VALUE RECEIVED, the undersigned, Buyers United, Inc., a Delaware corporation ("Debtor"), promises to pay to the order of ______________________________________________ or its assignee
     ("Lender"),          the          principal           sum           of
     $________________________________________________  (the   "Advances"),
     pursuant to Section 3 of this Promissory Note (the or this "Note"), from the date first written above (the "Execution Date"). This is one of a series of Notes in the aggregate principal amount of $_________________ (the "Series").

1.   Fixed Interest.

     Fixed interest shall accrue on the outstanding principal amount of the Note at the rate of ten percent (10%) per annum.

2.   Computation.

     Accrued Fixed Interest shall be computed on the basis of a three hundred and sixty-five (365) day year, based on the actual number of days elapsed.

3.   Principal and Fixed Interest Payments. Loan Provisions.

     Debtor has purchased customer accounts (the "Accounts") from __________________ (the "Seller") as described in that certain "Confidential Offering Summary" dated December 12, 2002 (the "Summary"). Debtor will bundle the Accounts, from which it will make payments to Lender solely out of Collected Revenues. For purposes of this Note, "Collected Revenues" means all revenues actually collected in a calendar month on the bundled Accounts, less taxes, PICC charges, late fees and penalties. Payments on this Note will be made out of the Collected Revenues as follows:

     First, to the payment of accrued interest as of the end of each calendar month for which there are Collected Revenues, which payment will be made by the 10th day of the following calendar month; and

     Second, an additional ten percent (10%) of Collected Revenues for the preceding calendar month (the "Additional Payment") will be paid by the 10th day of each calendar month to each Lender holding Notes in the Series in the proportion that the outstanding principal amount of the Note held by each Lender bears to the aggregate outstanding principal of all Notes in the Series.

     After the aggregate amount of the Additional Payments made on the Series pays in full the aggregate principal amount of the Notes in the Series, the Debtor will make supplemental Additional Payments ("Supplemental Additional Payments") by the 10th day of each calendar month equal to five (5%) of
Collected Revenues for the preceding calendar month. Such Supplemental Additional Payments will be to each Lender in the proportion the original principal of the Lender's Note bears to the original aggregate outstanding principal of all Notes in the Series.

4.   Designated Places of Payment.

     The Advances and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at such place as may be designated by the parties.

5.   Usury Matters.

      It is expressly stipulated and agreed to be the intent of Debtor and Lender to comply with at all times, the applicable state law governing the maximum rate or amount of interest payable on the Note (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, reserve  or  receive a greater amount of interest than under applicable  state law). In the event the applicable law is judicially interpreted so as to render usurious any amount called for under the Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if Lender's exercise of his, her or its option to accelerate the maturity of the Note, or if any prepayment by Debtor results in Debtor having paid any interest in excess of that permitted by applicable law, then it is the express intent of both Debtor and Lender that all excess amounts theretofore collected by Lender be credited to the principal balance of the Note (or, if this Note has been or would thereby be paid in full, refunded to Debtor). In the event such judicial interpretation is applied to this Note, the provisions of this Note shall immediately be deemed amended and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new, or amendment to any existing, document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount legally permitted.

6.   Waivers.

      Except as set forth elsewhere herein, Debtor, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

7.   Default Provisions

     The occurrence of one or more of the following events shall constitute an event of default of this Agreement:

     7.1 Nonpayment. The nonpayment of any principal or interest by Debtor on the Note when the same becomes due and payable and available which is not cured within Twenty (20) days of the due date; provided, that a failure to pay interest due as a result of a lack of sufficient Collected Revenues to make the payment of interest in full is not a payment default.

     7.2 Bankruptcy. The entry of a decree or order by a court having appropriate jurisdiction adjudging Debtor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Debtor under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of the Debtor's property or Collateral, as defined in
Section 6, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

     7.3 Involuntary Bankruptcy. The institution by Debtor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Debtor, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, or if there is an admission in writing by Debtor of its inability to pay its debts generally as they become due, or the taking of corporate action by Debtor in furtherance of any such action.

     7.4 Failure to Comply. Debtor's failure to comply with any material term, obligation, covenant, or condition contained in this Note, within twenty
(20) days after receipt of written notice from the Lender demanding such compliance.

     7.5 Misrepresentation. Any warranty, covenant, or representation made to Lender by Debtor under this Note, or any related agreement executed in connection with this Offering, proves to have been false in any material respect when made or furnished.

      7.6 Seizure. Any levy, seizure, attachment, lien, or encumbrance of or on the Revenue Pool, other than those existing as of the date hereof, which is not discharged by Debtor within ten (10) days,

      7.7 For purposes of section 7.4, 7.5, 7.6, and 7.7, default shall occur only upon the approval of a majority in interest of the outstanding Notes.

8.   Cure.

     Debtor shall be provided a period of thirty (30) days from the date of an event of default, as defined in Section 7 hereinabove, to cure a default. In the event Debtor fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Note, Lender may immediately enforce any and all rights provided to him under this Note.

9.   Acceleration, Attorneys' Fees.

     At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in Section 7 hereinabove. Any reasonable attorneys' fees and other expenses incurred by the Lender in enforcing any of its rights hereunder or from a bankruptcy filing relating to the Debtor, or any of the other events described in Section 7 hereinabove, shall be deemed additional indebtedness of the Debtor and added to the principal amount of the Note, irrespective of whether Lender files suit against Debtor.

10.  Section Headings.

     Headings  and  numbers have been set forth for convenience only.   Unless
the contrary is compelled by the context, the language set forth in each paragraph applies equally to the entire Note.

11.  Amendments in Writing.

     This Note may only be changed, modified or amended in writing signed by the Parties.

12.  Choice of Law.

     The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of Utah.





Made and Executed in Bluffdale, Utah

Buyers United, Inc.


______________________________________
By:  Paul Jarman
Its:  President